SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: October 31, 2008

PACER HEALTH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15050 N.W. 79 Court, Suite 201
Miami Lakes, Florida 33016
(Address of principal executive offices)

(305) 828-7660
(Registrant's Executive Office Telephone Number)

Item 1.01. Entry Into Material Definitive Agreement.

Please see Item 1.01 below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2008 (the “Transaction Date”), Pacer Holdings of Louisiana, Inc., a Florida corporation (“PHL”) and the wholly-owned subsidiary of Pacer Health Corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with Rural Healthcare Developers of Louisiana, LLC, a Mississippi limited liability company (the “Buyer”) pursuant to which PHL sold all of the issued and outstanding capital stock of Pacer Health Management Corporation, a Louisiana corporation (“PHMC”) and Pacer Psychiatry of Calcasieu, Inc., a Louisiana corporation (“PPI”) in consideration for the assumption by the Buyer of all liabilities, known or unknown, relating to each of PHMC and PPI (together, the “Subsidiaries”). The Subsidiaries’ only assets are South Cameron Memorial Hospital located in Cameron, Louisiana and other assets associated with the operation thereof. Pursuant to the SPA, the Company has the right to rescind the sale by providing written notice of such rescission to the Buyer at any time within thirty-one (31) calendar days from the Transaction Date. In consideration for such rescission, the Company shall be obligated to pay to the Buyer One Hundred Fifty Thousand Dollars ($150,000). A copy of the SPA is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c)  Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Stock Purchase Agreement, dated October 31, 2008, by and between Pacer Holdings of Louisiana, Inc. and Rural Healthcare Developers of Louisiana, LLC	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2008	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez Name: Rainier Gonzalez
Its: President and Chief Executive Officer